EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fourth Quarter and Fiscal Year Ended September 30, 2015

•	Consolidated Q4 revenue of $23.0 million

•	Non-GAAP Q4 income from continuing operations of $2.7 million and GAAP income from continuing operations of $1.4 million

•	Consolidated Q4 GAAP net income of $1.5 million after taking into effect income from discontinued operations of $0.1 million

•	Consolidated revenue for Fiscal Year 2015 was $81.7 million

•	Consolidated net income for Fiscal Year 2015 including income from discontinued operations of $65.4 million, was $63.1 million

•	Anticipate Q1 revenue of $22 to $24 million

ALHAMBRA, California, December 8, 2015 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of Indium Phosphide (InP) optical chips, components, subsystems, and systems for the broadband and specialty fiber optics market, today announced financial results for its fourth quarter and fiscal year ended September 30, 2015.

Financial Highlights - Fourth Quarter Ended September 30, 2015

Financial Highlights	For the Three Months Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
Revenue	$23,018	$21,194	$14,302
Gross Profit	$9,450	$7,683	$4,166
Operating income (loss)	$1,214	$866	$(6,091)
Consolidated net income, including discontinued operations	$1,480	$2,440	$15,488
Income (loss) from continuing operations - Non-GAAP	$2,711	$2,030	$(2,468)

Financial Statement Highlights for the Fourth Quarter of Fiscal 2015:

•	Consolidated revenue was $23.0 million, representing a 8.6% increase from the immediate preceding quarter

•	Consolidated gross margin was 41.1%, an improvement from the 36.3% gross margin reported in the immediate preceding quarter

•	Non-GAAP income from continuing operations was $2.7 million, an improvement of approximately $0.7 million over the immediate preceding quarter

•	Consolidated net income was $1.5 million, a $1.0 million decrease when compared to the immediate preceding quarter

•	Consolidated net income per share was $0.06 compared to net income per share of $0.08 in the immediate preceding quarter

Financial Highlights - Fiscal Year Ended September 30, 2015

Financial Highlights	For the Fiscal Years Ended
(in thousands)	September 30, 2015	September 30, 2014
Revenue	$81,685	$55,514
Gross Profit	$28,691	$12,114
Operating loss	$(4,522)	$(20,331)
Consolidated net income, including discontinued operations	$63,100	$4,852
Income (loss) from continuing operations - Non-GAAP	$4,158	$(13,846)

Financial Statement Highlights for the Fiscal Year Ended September 30, 2015:

•	Consolidated revenue was $81.7 million, representing a 47.1% increase from the prior year

•	Consolidated gross margin was 35.1%, an improvement from the 21.8% gross margin reported in the prior year

•	Non-GAAP income from continuing operations was $4.2 million, an improvement of approximately $18.0 million over the prior year.

•	Consolidated net income, including income from discontinued operations of $65.4 million, was $63.1 million, a $58.2 million increase when compared to the prior year

•	Consolidated net income per share was $2.10 compared to net income per share of $0.16 reported in the prior year

•	Cash and cash equivalents was $111.9 million at the end of the year, an increase of $91.2 million when compared to the prior year

Other Matters
The Board of Directors continues to evaluate the Company’s cash needs. At this time, the Company expects to approve a cash dividend or distribution to shareholders, with the timing and amount to be determined in a few months following completion of the review.

Business Outlook
We expect revenue for the first quarter ended December 31, 2015 to be in the range of $22 to $24 million.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning December 8, 2015 following the conclusion of the call on the Company's website.

About EMCORE
EMCORE Corporation designs and manufactures Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. EMCORE was the pioneer in linear fiber optic transmission technology, and today is a leader in optical components, as well as a provider of complete end-to-end solutions for high-speed communications network infrastructures, enabling systems and service providers to meet growing demand for bandwidth and connectivity. EMCORE’s advanced optical technologies are designed for cable television (CATV) and fiber-to-the-premise (FTTP) networks, telecommunications and data centers, satellite communications, aerospace and defense, wireless networks, and broadcast and professional audio/video systems. With its world-class InP semiconductor wafer fabrication facility, EMCORE has fully vertically-integrated manufacturing capability and also provides contract design, foundry and component packaging services. EMCORE is headquartered in Alhambra, California with InP wafer fabrication operations in Alhambra, and ISO 9001 certified manufacturing in Alhambra and Langfang, China. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We disclose non-GAAP net income (loss) from continuing operations as a supplemental measure to U.S. GAAP income (loss) from continuing operations regarding our operational performance. This financial measure excludes the impact of certain items that we do not believe are indicative of our core operating results; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as updated by our subsequent periodic reports.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenue	$23,018	$21,194	$14,302	$81,685	$55,514
Cost of revenue	13,568	13,511	10,136	52,994	43,400
Gross profit	9,450	7,683	4,166	28,691	12,114
Operating expense (income):
Selling, general, and administrative	5,587	4,543	7,891	24,711	23,239
Research and development	2,649	2,274	2,466	9,119	9,306
Gain from change in estimate on ARO obligation	—	—	—	(845)	—
Loss (gain) on sale of assets	—	—	(100)	228	(100)
Total operating expense	8,236	6,817	10,257	33,213	32,445
Operating income (loss)	1,214	866	(6,091)	(4,522)	(20,331)
Other income (expense):
Interest income (expense), net	36	4	(145)	75	(522)
Foreign exchange gain (loss)	(239)	50	(5)	(138)	(7)
Gain on sale of investment	—	—	—	—	307
Change in fair value of financial instruments	—	—	(5)	122	34
Other income	—	—	51	—	51
Total other income (expense)	(203)	54	(104)	59	(137)
Income (loss) from continuing operations before income tax (expense) benefit	1,011	920	(6,195)	(4,463)	(20,468)
Income tax benefit (expense)	339	(456)	23,171	2,191	24,550
Income (loss) from continuing operations	1,350	464	16,976	(2,272)	4,082
Income from discontinued operations, net of tax	130	1,976	(1,488)	65,372	770
Net income	$1,480	$2,440	$15,488	$63,100	$4,852
Per share data:
Net income (loss) per basic share:
Continuing operations	$0.05	$0.02	$0.55	$(0.08)	$0.13
Discontinued operations	0.01	0.06	(0.05)	2.18	0.03
Net income per basic share	$0.06	$0.08	$0.50	$2.10	$0.16

Net income (loss) per diluted share:
Continuing operations	$0.05	$0.02	$0.55	$(0.08)	$0.13
Discontinued operations	0.01	0.06	(0.05)	2.18	0.03
Net income per diluted share	$0.06	$0.08	$0.50	$2.10	$0.16

Weighted-average number of basic shares outstanding	25,615	31,203	30,752	30,012	30,453
Weighted-average number of diluted shares outstanding	25,896	31,432	30,992	30,012	30,777

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2015	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$111,885	$20,687
Restricted cash	375	1,482
Accounts receivable, net	17,319	12,769
Inventory	17,130	15,644
Deferred income taxes, net	—	3,908
Prepaid expenses and other current assets	4,976	5,336
Current assets of discontinued operations	—	44,065
Total current assets	151,685	103,891
Property, plant, and equipment, net	8,925	10,446
Other intangible assets, net	—	82
Deferred income taxes, net	—	20,172
Other non-current assets, net	297	512
Non-current assets of discontinued operations	—	56,239
Total assets	$160,907	$191,342
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$—	$26,518
Accounts payable	7,189	6,804
Deferred gain associated with sale of assets	3,400	3,400
Warrant liability	—	122
Accrued expenses and other current liabilities	13,102	15,209
Current liabilities of discontinued operations	—	20,924
Total current liabilities	23,691	72,977
Asset retirement obligations	1,774	4,543
Other long-term liabilities	—	755
Non-current liabilities of discontinued operations	—	720
Total liabilities	25,465	78,995
Shareholders’ equity:
Common stock	762,003	755,368
Treasury stock	(47,721)	(2,071)
Accumulated other comprehensive income	847	1,837
Accumulated deficit	(579,687)	(642,787)
Total shareholders’ equity	135,442	112,347
Total liabilities and shareholders’ equity	$160,907	$191,342

We have provided a reconciliation of our non-GAAP income (loss) from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Income (Loss) from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Income (loss) from continuing operations - US GAAP	$1,350	$464	$16,976	$(2,272)	$4,082
Adjustments:
Amortization expense	63	6	6	81	24
Stock-based compensation expense	411	401	591	3,620	2,987
Income tax (benefit) expense	(339)	456	(23,171)	(2,191)	(24,550)
Accretion expense	21	22	43	111	171
Gain from change in estimate on ARO obligation	—	—	—	(845)	—
Compensation expense associated with sale of Businesses	—	—	—	2,471	—
Specific severance and restructuring charges	118	—	1,089	1,083	1,786
Losses on inventory purchase commitments	—	—	306	—	306
Transaction costs	—		1,782	—	1,782
Foreign exchange loss (gain)	239	(50)	5	138	7
(Gain) loss on sale of assets	—	—	(100)	228	(100)
Gain on sale of investment	—	—	—	—	(307)
Change in fair value of financial instruments	—	—	5	(122)	(34)
Expenses associated with the legal arbitration	848	731	—	1,856	—
Total adjustments	1,361	1,566	(19,444)	6,430	(17,928)
Income (loss) from continuing operations - Non-GAAP	$2,711	$2,030	$(2,468)	$4,158	$(13,846)

Income (loss) from continuing operations - Non-GAAP per basic share	$0.11	$0.07	$(0.08)	$0.14	$(0.45)
Income (loss) from continuing operations - Non-GAAP per diluted share	$0.10	$0.06	$(0.08)	$0.14	$(0.45)
Weighted average number of basic shares outstanding	25,615	31,203	30,752	30,012	30,453
Weighted average number of diluted shares outstanding	25,896	31,432	30,992	30,012	30,777

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Fiscal Years Ended
(in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cost of revenue	$68	$88	$119	$341	$466
Selling, general, and administrative	238	195	328	2,847	1,912
Research and development	105	118	144	432	609
Total stock-based compensation expense	$411	$401	$591	$3,620	$2,987

Contact:
EMCORE Corporation
Mark Weinswig
(626) 293-3400
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com

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